UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 7, 2006

GENTEX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-10235 (Commission File Number)	38-2030505 (IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan (Address of principal executive offices)	49464 (Zip Code)

Registrant’s telephone number, including area code: (616) 772-1800

_________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 8.      Other Events

                        Item 8.01     Other Events.

Gentex Corporation (the “Company”) filed suit on June 29, 2006, in the United States District Court for the Eastern District of Michigan against defendants K.W. Muth Company, Inc. and Muth Mirror Systems, LLC (collectively “Muth”), seeking relief for: breach of contract (by working with third parties to design, manufacture, and/or sell electrochromic signal mirror applictions in violation of an exclusivity provision); tortious interference with a business relationship (by intentionally and improperly interfering with the Company's negotiations with certain customers); and patent infringement of the Company’s U.S. Patent No. 6,111,683; as well as declaratory relief for non-infringement and invalidity of Muth’s U.S. Patent No. 6,005,724.

It is too preliminary to make any assessment of how this litigation might proceed. However, the Company does not at the current time believe that the outcome of this litigation will have any material impact on its ongoing business operations. The suit does not involve the Company’s core technology.

The above statements are being furnished pursuant to Item 8.01 of this Current Report on Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 7, 2006	GENTEX CORPORATION (Registrant) By /s/ Enoch Jen —————————————— Enoch Jen Its Senior Vice President and Chief Financial Officer